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                                                                                       EXHIBIT 12.1


            RATIO OF EARNINGS TO FIXED CHARGES (Unaudited)



                                                                Year-ended
                                         Dec. 29,    Dec.30,     Dec. 31,    Jan. 2,     Jan. 3,
                                          2006        2005        2004        2004        2003
                                       ------------------------------------------------------------
Earnings:
Income before income taxes                 $23,534     $15,464     $23,732     $33,316     $20,965
Pretax charges (credits)                         -         (30)          -         (94)        (28)

Fixed Charges:
Interest expense                             3,966       3,965       3,857       3,523       3,265
Capitalized interest                             -          32           -          99          30
Deferred financing fees                        719         703         678         578         487
Interest portion of rental expense             584         502         354         319         275
                                       ------------------------------------------------------------
  Total earnings and fixed charges         $28,803     $20,636     $28,621     $37,741     $24,994
                                       ============================================================

Fixed Charges:
Interest expense                            $3,966      $3,965      $3,857      $3,523      $3,265
Capitalized interest                             -          32           -          99          30
Deferred financing fees                        719         703         678         578         487
Interest portion of rental expense             584         502         354         319         275
                                       ------------------------------------------------------------
  Total fixed charges                       $5,269      $5,202      $4,889      $4,519      $4,057
                                       ============================================================

Ratio of earnings to fixed charges             5.5         4.0         5.9         8.4         6.2
                                       ============================================================
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